     SECURITIES LENDING AGENCY AGREEMENT dated as of August 1, 2001 between NICHOLAS APPLEGATE INSTITUTIONAL FUNDS, an open-end investment company organized under the laws of the State of Delaware (the "Fund") on behalf of each of the portfolios listed on the attached Appendix A as such Appendix may be amended from time to time hereafter (each a "Portfolio" and collectively, the "Portfolios"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts ("BBH&CO").

     WHEREAS, the Fund has appointed BBH&CO as the custodian of each of the Portfolios pursuant to a Custodian Agreement dated as of May 1, 1999, as amended to date (the "Custodian Agreement"); and

     WHEREAS, the Portfolios intend to lend securities to securities brokers and other borrowers which have been or will be approved by the Fund; and

     WHEREAS, the Fund intends to appoint BBH&CO as the lending agent for each of the Portfolios to act as its agent in connection with the securities lending program and to lend in accordance with operational procedures established by BBH&CO and which govern securities lending activity by the Portfolios, hereinafter referred to as "Operational Procedures";

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

     1. APPOINTMENT. The Fund hereby appoints BBH&CO as lending agent for the Portfolios for the purposes set forth herein. BBH&CO hereby accepts such appointment. BBH&CO is acting solely as a directed agent of the Fund and the Portfolios hereunder and owes no fiduciary duties to any person with respect to this Agreement. BBH&CO shall have no duties or responsibilities in respect to securities lending transactions except those expressly set forth in this Agreement.

     2. AUTHORIZATIONS. The Fund hereby authorizes BBH&CO to act as agent for each of the Portfolios as set forth in this Section.

     2.1 LENDING OF AVAILABLE SECURITIES. The Fund hereby authorizes the lending of those securities identified in Schedule 1 hereto ("Available Securities") which are held in accounts maintained with BBH&CO or its subcustodians, or, in the case of third party lending, either a Portfolio's custodian or subcustodian (each a "Custody Account").

     2.2 LENDING TO APPROVED BORROWERS UNDER APPROVED TERMS. The Fund hereby authorizes the lending of Available Securities to any one or more of the institutions prescribed by the Fund and listed on Schedule 2 hereto (each, an "Approved Borrower"). Any such loan shall be on the terms set forth in Schedule 3 hereof unless the Fund otherwise authorizes in writing (the terms set forth in Schedules 2 and 3 as well as any terms otherwise authorized by the Fund in writing, "Approved Terms").

     2.3 AUTHORIZATIONS BY FUND. The Fund hereby authorizes and empowers BBH&CO to execute in the Fund's name on behalf of a Portfolio all agreements and documents

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          as may be necessary or appropriate in their judgment to carry out the purposes of this Agreement. It is understood and agreed that BBH&CO is authorized to supply any information regarding the Fund, a Portfolio and any loan of securities effected pursuant to an SLA that is required by this Agreement or under applicable law.

     The Fund may, at the request of BBH&CO, approve changes to the Available Securities, Approved Borrowers or Approved Terms by executing an updated
Schedule 1, 2 or 3 as appropriate and delivering it to BBH&CO.

     3. SECURITIES LOAN AGREEMENT. BBH&CO is hereby authorized to execute a securities loan agreement ("SLA") as a Portfolio's agent on a disclosed basis with each Approved Borrower. The SLA will be in substantially the form of
Schedule 3 annexed hereto. Subject to the preceding sentence, the Fund hereby authorizes BBH&CO to revise, without notice to the Fund, the terms of any SLA with any Approved Borrower as BBH&CO deems necessary or appropriate, in its discretion, for the effectuation of any transaction contemplated hereby or thereby. The Fund agrees that it and a Portfolio shall be bound by the terms of SLA's entered into by BBH&CO with Approved Borrowers with respect to the Portfolio's participation in the securities lending program as though the Fund and each Portfolio were itself a party to all of such agreements. The Fund specifically approves such form of agreement and agrees, upon request, to promptly furnish or cause to be furnished to BBH&CO the Fund's and a Portfolio's financial statements to enable BBH&CO to comply with any request therefor by any Approved Borrower in connection with any SLA. BBH&CO shall negotiate on behalf of a Portfolio with each Approved Borrower all terms of a securities loan, including the amounts or fees to be received or paid pursuant to the applicable SLA. BBH&CO may prepare a transactional confirmation in respect of each loan effected pursuant to an SLA, setting forth the securities borrowed and the material terms of the loan, and may transmit the same to the Approved Borrower in accordance with such SLA. The Fund understands and agrees that the identity of the Fund and a Portfolio will be disclosed by BBH&CO to the Approved Borrower in accordance with the SLA.

     4. LOAN OF SECURITIES. During the term of any securities loan, a Portfolio shall permit the loaned securities to be transferred, pursuant to a SLA, into the name of and voted (where applicable) by an Approved Borrower. BBH&CO is authorized in its discretion to terminate any securities loan entered into with an Approved Borrower without prior notice to the Fund, subject to the conditions of the relevant SLA. The Fund may itself instruct BBH&CO to terminate any loan on any date, subject to the conditions of the relevant SLA. BBH&CO agrees to comply with any such instruction.

     4.1 LIMITS ON RETURN OF LOANED SECURITIES. The Fund acknowledges that, under the applicable SLA, Approved Borrowers will not be required to return loaned securities immediately upon receipt of notice from BBH&CO terminating the applicable loan, but instead will be required to return such loaned securities within such period of time following such notice which is equal to the earlier of (i) the standard settlement period for trades of the loaned securities entered into on the date of such notice in the principal market therefor, or (ii) five Business Days (as defined in the SLA) from the giving of such notice.

     4.2 RECALL OF LOANED SECURITIES. Upon receiving a notice from the Fund that Available Securities which have been lent to an Approved Borrower should no longer be considered Available Securities (whether because of the sale of such

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          securities or otherwise), BBH&CO shall (a) notify promptly thereafter the Approved Borrower which has borrowed such securities that the loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable SLA, or (b) otherwise cause to be delivered, at its discretion, an equivalent amount of such security if such amount is available to be loaned from assets of other clients participating in BBH&CO's securities lending program, to the Portfolio.

     4.3 NOTIFICATION OF SALES OF LOANED SECURITIES. The Fund hereby acknowledges its obligation to BBH&CO, as applicable, to provide notification of any sale of securities which are out on loan by the close of business, in the principal market therefor, on trade date of such sale.

     5. LOAN COLLATERAL. For each loan of securities, the Approved Borrower shall pledge as collateral the following items: (a) cash in U.S. dollars or foreign currency; (b) securities issued or fully guaranteed by the United States government or any agencies or instrumentalities thereof; or (c) irrevocable performance letters of credit issued by banks approved by the Fund on the attached Schedule 4 (which may from time to time be updated in writing) (collectively, "Collateral") having an initial market value (as determined by BBH&CO pursuant to the applicable SLA) at least equal to the market value of the loaned securities (as determined pursuant to the applicable SLA).

     5.1 RECEIPT OF COLLATERAL. In respect of the commencement of any loan, BBH&CO shall instruct the Approved Borrower to transfer to BBH&CO the required Collateral (except for letters of credit which shall be transferred to and received, held and administered by BBH&CO as provided above). Collateral will be received from an Approved Borrower prior to or simultaneous with delivery of securities loaned. If the Approved Borrower does not provide Collateral to BBH&CO, as previously agreed, then BBH&CO will cancel the corresponding loan instruction prior to delivery.

     5.2 HOLDING AND ADMINISTRATION OF COLLATERAL. All Collateral consisting of cash and securities shall be received, held and administered by BBH&CO (as set forth in Operational Procedures) for the benefit of a Portfolio in the applicable Custody Account or other account established for the purpose of holding Collateral. Collateral consisting of cash shall be placed in an investment listed in the attached Schedule 5 ("Permitted Investments") in accordance with
          Section 7 hereof. Collateral consisting of letters of credit shall be received, held and administered by BBH&CO for the benefit of a Portfolio in accordance with the terms of this Agreement and particularly of this Section 5.2.

          5.2.1 MAINTENANCE OF COLLATERAL MARGIN. In respect of loans of securities entered into on behalf of a Portfolio, BBH&CO will value on a daily basis, in accordance with the applicable SLA, the loaned securities and all Collateral and, where applicable, BBH&CO shall, in accordance with the provisions of the applicable SLA, request the Approved Borrower to deliver sufficient additional Collateral to the Portfolio to satisfy the applicable margin requirement. If, as a result of marking-to-market, Collateral is required to be returned to the Approved Borrower under the

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                  SLA, BBH&CO will timely return such Collateral to the Approved
                  Borrower. BBH&CO is authorized in respect of any securities loan or loans to consent to any adjustment in the amount available to be drawn under any letter of credit in order to satisfy any requirement under an SLA to return excess Collateral to Approved Borrower as a result of marking-to-market.

          5.2.2 SUBSTITUTION OF COLLATERAL. The Fund acknowledges and agrees that, pursuant to any SLA, BBH&CO may permit an Approved Borrower to substitute Collateral, which is of the type specified in Section 5 hereto, during the term of any loan so long as the required margin in respect of such loan continues to be satisfied at the time of such substitution.

          5.2.3 RETURN OF COLLATERAL. Upon termination of the loan, BBH&CO shall instruct the Approved Borrower to return the loaned securities to the applicable Custody Account. BBH&CO will instruct any subcustodian, if applicable, to accept such return delivery of loaned securities. BBH&CO shall monitor the return of loaned securities. Once BBH&CO has confirmed settlement of the return of the loaned securities, BBH&CO shall effect, on behalf of a Portfolio, the redemption of any Permitted Investment, if applicable, and effect the return of Collateral due the Approved Borrower in accordance with the Approved Borrower's transfer instructions with respect thereto.

     6. INCOME, CORPORATE ACTIONS AND SUBSTITUTE PAYMENTS. Income, corporate actions and Substitute Payments (as defined in Sections 6.1 and 6.2) shall be dealt with as provided in this Section 6.

     6.1 INCOME AND RELATED PAYMENTS TO BORROWER. Where Collateral consists of securities and the Approved Borrower, pursuant to an SLA, is due to receive an amount equal to the interest or distribution declared ("Collateral Substitute Payment") in respect of such Collateral during the term of the related securities loan, BBH&CO shall promptly remit or cause to be remitted such Collateral Substitute Payment on behalf of a Portfolio to the Approved Borrower in accordance with such Approved Borrower's instructions. BBH&CO shall likewise remit, or cause to be remitted, to any Approved Borrower the applicable Cash Collateral Fee (as defined in the SLA) when due in accordance with the Approved Borrower's instructions.

     6.2 INCOME AND RELATED PAYMENTS TO FUND. BBH&CO shall instruct each Approved Borrower which is a party to a SLA to remit any payment in-lieu-of the interest or distribution declared on loaned securities ("Loan Substitute Payment") which is (i) denominated in a currency other than U.S. dollars and (ii) denominated in U.S. dollars when the Loan Substitute Payment is not automatically distributed to the BBH&CO depository account on behalf of a Portfolio by the applicable depository, and BBH&CO shall receive, hold and administer the same, for the account of the Portfolio. BBH&CO shall also instruct each Approved Borrower which is a party to an SLA to remit any other fees payable on loaned securities to

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          BBH&CO for the account of a Portfolio, and BBH&CO shall receive, hold and administer the same for the account of the Portfolio.

     6.3 CORPORATE ACTIONS AND PROXY RIGHTS. The Fund acknowledges that, with respect to securities which are out on loan over the applicable record date for such action, unless otherwise agreed hereto, it will not be entitled to (i) participate in any dividend reinvestment program; (ii) receive stock in an optional cash/stock dividend plan; or (iii) vote any proxies. Corporate actions will otherwise be processed in accordance with the SLA and the Operational Procedures.

     7. INVESTMENT OF CASH COLLATERAL. Pursuant to the SLA, the Fund shall have the right to invest cash Collateral received in respect of any loan, subject to an obligation, upon the termination of the loan, to return to the borrower the amount of cash initially pledged (as adjusted for any interim marks-to-market).

     7.1 COLLATERAL INVESTMENT DIRECTION. The Fund hereby authorizes and directs BBH&CO to cause to be invested, on a Portfolio's behalf and at the sole risk of the Fund and such Portfolio, all Collateral in the form of cash by effecting purchase and sales and/or subscriptions and redemptions of such Collateral in any Permitted Investment set forth on Schedule 5 hereto (which may from time to time be updated in writing by the Fund). BBH&CO shall, where applicable, send timely instructions to the transfer agent of the Permitted Investment with respect to any cash transfers required to be completed in conjunction with any subscription or redemption in a Permitted Investment.

     7.2 COLLATERAL INVESTMENT RISK. Any such investment shall be at the sole risk of the Fund and a Portfolio. Any income or gains and losses from investing and reinvesting any cash Collateral delivered by an Approved Borrower pursuant to an SLA shall be at the Fund's and the Portfolio's risk, and the Fund agrees that to the extent any such losses reduce the amount of cash below the amount required to be returned to the Approved Borrower upon the termination of any loan (including any Cash Collateral Fee), the Fund will, on demand of BBH&CO, immediately pay or cause to be paid to such Approved Borrower an equivalent amount in cash.

     8. STATEMENTS. BBH&CO will provide to the Fund (i) upon request, a daily statement of activity setting forth information relating to loaned securities, marks-to-market and termination and (ii) on or about the 7th (seventh) Business Day of each month, a statement indicating for the preceding calendar month the securities lent by a Portfolio, the value of such securities, the identity of the Approved Borrowers, the nature and amount of Collateral pledged or delivered as security for the loaned securities, the income received (or loss incurred) from the daily investment of cash Collateral, the amounts of any fees or payments paid with respect to each loan and such other information as the parties hereto may agree to from time to time. For purposes hereof, "Business Day" means any day on which BBH&CO is open for business in Boston, Massachusetts. BBH&CO (unless otherwise instructed by the Fund) shall instruct any Approved Borrower to remit directly to BBH&CO, as applicable, all amounts and fees due a Portfolio pursuant to any loan of securities, which BBH&CO shall in turn pay to the Portfolio.

     9. SIPC COVERAGE. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE

FUND WITH RESPECT TO THE SECURITIES LOAN TRANSACTION AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY AN APPROVED BORROWER TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE OBLIGATION OF THE APPROVED BORROWER IN THE EVENT THE APPROVED BORROWER (OR ITS AGENT) FAILS TO RETURN THE SECURITIES.

     10. FUND INFORMATION. The Fund covenants and agrees to promptly furnish to BBH&CO any information regarding the Fund and a Portfolio which is necessary to effect transactions on behalf of the Portfolio including, but not limited to, restrictions it wishes to impose with respect to the acceptance of forms of collateral or lending to any Approved Borrower(s) or any limitations imposed pursuant to any applicable law, regulation, authority, charter, by-law, statute or other instrument.

     11. TAX TREATMENT. The Fund acknowledges that the tax treatment of Substitute Payments may differ from the tax treatment of the interest or dividend to which such payment relates and that the Fund has made its own determination as to the tax treatment of any securities loan transactions undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder. The Fund also acknowledges that, to the extent that either the Fund or the Approved Borrower is a non-U.S. resident, BBH&CO may be required to withhold tax on amounts payable to or by a Portfolio pursuant to a securities loan and may at any time claim from the Fund any shortfall in the amount BBH&CO so withheld.

     12. RESPONSIBILITY OF BBH&CO. Subject to the requirements of applicable law, BBH&CO shall not be liable with respect to any losses incurred by the Fund and a Portfolio in connection with this securities lending program or under any provision hereof, except to the extent that such losses result from its gross negligence or willful misconduct in the performance of its duties under this Agreement. BBH&CO shall not be liable for losses, costs, expenses or liabilities caused by or resulting from the acts or omissions of the Fund, a Portfolio or of any agent or third party custodian of the Fund or a Portfolio. BBH&CO shall not be responsible for any special, punitive, indirect or consequential damages, whether or not BBH&CO has been apprised of the likelihood of such damages.

     13. FUND INDEMNITY. The Fund hereby indemnifies BBH&CO (which, for purposes of this paragraph shall include their respective officers, directors, partners, managers, employees and agents) from and against any and all claims, damages, liabilities, losses, costs or expenses (including the fees and expenses of counsel) incurred, suffered or sustained by BBH&CO, which directly or indirectly arise from performance of this Agreement or any transaction effected pursuant to an SLA, except to the extent that such claims, damages, liabilities, losses, costs or expenses were caused solely by the negligence or willful misconduct of BBH&CO. This indemnity shall survive the termination of this Agreement and the resignation or removal of BBH&CO as agent.

     14. SECURITY INTEREST. The Fund hereby grants a lien and security interest (each a "Security Interest") to BBH&CO in its interest in any and all property now or hereafter held on behalf of the Portfolios in any custody account or clearance or settlement account maintained with BBH&CO or to which this Agreement relates, said Security Interests to secure payment and performance of any indebtedness or other liability the Portfolios incur to BBH&CO, including (without limitation) reimbursement of any payment made under this Agreement in advance of the receipt of good funds for account of a Portfolio, as the case may be, in respect of any securities

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lending transaction hereunder ("Securities Lending Obligations"); BBH&CO's security interests granted hereunder as security for Securities Lending Obligations of the Portfolios to BBH&CO in respect of any securities lending transaction hereunder shall rank pari passu with any Security Interest granted by the Fund to BBH&CO under the Custodian Agreement. In the event that the custody account is held with a third party custodian, the Fund shall undertake to notify said custodian of the Security interest and shall take all reasonable steps to secure the perfection of the same.

     15. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to each other that (i) it has due authority to enter into and perform this Agreement and any transactions contemplated thereby; (ii) the execution and performance of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not and will not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and (iii) this Agreement constitutes such party's legal, valid and binding obligation enforceable in accordance with its terms. In addition, the Fund represents that: (a) any loan authorized hereunder and the performance of this Agreement in respect of such loan is authorized by the prospectus and other constitutive documents of the Fund and the Portfolios (including any limits as to the aggregate amount of authorized lending under such documents); and (b) as to any securities lent at any time and from time to time on behalf of a Portfolio, the Fund and the Portfolio shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such securities shall exist.

     16. NON-EXCLUSIVITY OF AGENCY SERVICE AND SIMILAR MATTERS. The Fund acknowledges that BBH&CO, acting on behalf of other accounts, may effect transactions with or for the same institutions to which loans of securities may be made hereunder, which transactions may give rise to potential conflict of interest situations. The Fund further acknowledges that BBH&CO may engage in securities lending transactions as agent for other lenders. Lending opportunities among borrowers shall be allocated at the discretion of BBH&CO in an equitable manner.

     17. FORCE MAJEURE. BBH&CO shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of, or caused directly or indirectly by, circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation. Without limiting the foregoing, BBH&CO shall not be responsible for economic, political or investment risks incurred through a Portfolio's participation in this securities lending program.

     18. RELIANCE ON FUND COMMUNICATIONS. BBH&CO shall be entitled to conclusively rely upon any certification, notice or other communication (including by telephone (if promptly confirmed in writing), telex, facsimile, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of an approved person ("Approved Person") of the party sending such certification, notice or other communication. Set forth in Schedule 6 hereto is a list of Approved Persons for each of the parties hereto, which list may be amended by any party from time to time upon notice to the other parties. No provision of this Agreement shall require BBH&CO to expend or risk its own funds in the performance of its duties hereunder. BBH&CO reserves the right to notify the Fund of any restrictions (self-imposed or otherwise) concerning its activities worldwide. BBH&CO shall each have the right

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to consult with counsel with respect to their respective rights and duties hereunder and shall not be liable for actions taken or not taken in reliance on such advice.

     19. COMPENSATION. The basis of BBH&CO's compensation for their activities hereunder and in respect of any loan is set forth in Schedule 7 and 7A hereto. BBH&CO shall notify the Fund, on or about the 7th (seventh) Business Bay of each month, of the amount of fees due BBH&CO hereunder and, promptly upon receipt of such notice, the Fund shall effect the requisite payment to BBH&CO in immediately available funds of U.S. dollars.

     20. TERMINATION. This Agreement may be terminated at the option of any of the parties and shall be effective upon delivery of written notice to the other parties hereto or on such date as the written notice shall provide; provided that the Fund's indemnification shall survive any such termination. The Fund may remove BBH&CO as lending agent, with or without cause. Such removal shall be effective upon delivery of written notice to the party being removed.

     21. ACTION ON TERMINATION. It is agreed that (a) upon receipt of notice of termination, no further loans shall be made hereunder by BBH&CO and (b) BBH&CO shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding loans. The provisions hereof shall continue in full force and effect in all other respects until all loans have been terminated and all obligations satisfied as herein provided.

     22. NOTICES. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, telex, courier, or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient in accordance with Schedule 8 hereto. Notices shall be effective upon receipt.

     23. GOVERNING LAW AND JURISDICTION. This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law provisions thereof. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of (and waive dispute of venue in) the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan.

     24. AMENDMENT AND EFFECT. This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto. This Agreement supersedes any other agreement between the parties hereto concerning loans of securities owned by the Portfolios. This Agreement shall not be assigned by any party without the prior written consent of the other parties. This Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute one and the same. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf as of the day and year first set forth above.

                                    NICHOLAS APPLEGATE INSTITUTIONAL FUNDS, ON
                                    BEHALF OF EACH OF THE PORTFOLIOS LISTED ON
                                    THE ATTACHED APPENDIX A, AS SUCH APPENDIX
                                    MAY BE AMENDED FROM TIME TO TIME HEREAFTER,
                                    AS FUND

                                    By
                                      ------------------------------------------

                                    Name:

                                    Title:



                                    BROWN BROTHERS HARRIMAN & CO. AS AGENT

                                    By
                                      ------------------------------------------

                                    Name:

                                    Title:

                                   APPENDIX A

PORTFOLIOS

Nicholas Applegate Convertible Fund
Nicholas Applegate Emerging Countries Series
Nicholas Applegate Global Blue Chip Fund
Nicholas Applegate Global Health Care Fund
Nicholas Applegate Global Technology Fund
Nicholas Applegate High Quality Bond Fund
Nicholas Applegate High Yield Bond Fund
Nicholas Applegate International Core Growth Fund
Nicholas Applegate International Small Cap Growth Fund
Nicholas Applegate International Structured Fund
Nicholas Applegate Large Cap Growth Fund
Nicholas Applegate Latin America Fund
Nicholas Applegate Mid Cap Growth Fund
Nicholas Applegate Mini Cap Growth Fund
Nicholas Applegate Pacific Rim Fund
Nicholas Applegate Short Intermediate Fixed Income Fund
Nicholas Applegate Small Cap Growth Fund
Nicholas Applegate Small Cap Value Fund
Nicholas Applegate Southeast Asia Fund Ltd.
Nicholas Applegate Value Fund
Nicholas Applegate Worldwide Growth Fund

                                   SCHEDULE 1

AVAILABLE SECURITIES

All Securities held in custody at BBH

                                   SCHEDULE 2

APPROVED BORROWERS

Barclays Capital Inc.
Bear, Stearns Securities Corp.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
ING Barings Corp.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
MS Securities Services Inc.
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
UBS Warburg LLC

                                   SCHEDULE 3

                        FORM OF SECURITIES LOAN AGREEMENT

                                   SCHEDULE 4

List of Approved
Issuers of Letters of Credit

N/A

                                   SCHEDULE 5

PERMITTED INVESTMENTS
FOR CASH COLLATERAL


Prime Obligations Fund (Institutional Shares)
Prime Cash Obligations Fund (Institutional Shares)

                                   SCHEDULE 6
                            LIST OF APPROVED PERSONS

For the Fund:                                              For the Agent:

Such persons so designated                                 Christine A. Donovan
by the Fund from time to time                              Bonnie L. Hammerl
as Authorized Persons under the Custodian                  Kristen H. Hayes
Agreement                                                  Lisa M. Lambert
                                                           Stephen F. Nazzaro
                                                           Mark H. Payson
                                                           Elizabeth A. Seidel

                                   SCHEDULE 7

                                      FEES

For each cash collateralized loans effected hereunder, 25% of the difference between (i) the income earned on the investment of cash Collateral held with respect to such loan (after deduction of any custody, investment, management or related fees) and (ii) the Cash Collateral Fee (as defined in the applicable
SLA) paid to the borrower in respect of such loan.

For each non-cash collateralized loan effected hereunder, 25% of the Loan Fee (as defined in the applicable SLA) paid by the borrower with respect to such loan.

In addition, for each loan described above and effected hereunder, a transaction charge as set forth in Schedule 7A hereto shall apply to a delivery of a loan and the return of a loan.

                                   SCHEDULE 8

                                     NOTICES


If to the Fund:
          Address:   600 West Broadway
                     San Diego, California 92101
                     Attn: Tom Muscarella
          Telephone: (619) 652-5152
          Facsimile: (619) 687-8077




If to the Agent:

          Address:   50 Milk Street
                     Boston, MA 02109
                     Attn: Bonnie Hammerl
          Telephone: (617) 772-6140
          Facsimile: (617) 772-2405

             FIRST AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

         This First Amendment to Securities Lending Agency Agreement is dated as of October , 2002 by and between Nicholas Applegate Institutional Funds, an open-end investment company (the "Fund") acting on behalf of each of the portfolios listed on the attached Appendix A (each a "Portfolio" and collectively, the "Portfolios") and Brown Brothers Harriman & Co. ("BBH").

         Whereas pursuant to a Securities Lending Agency Agreement dated as of August 1, 2001 by and between BBH and the Fund on behalf of each Portfolio, as amended to date (the "Agreement"), BBH has been appointed its lending agent for the purpose of lending securities to approved borrowers on behalf of the Fund acting on behalf of each Portfolio;

         Whereas the Fund and BBH have agreed to make certain modifications in the terms of the Agreement to remove certain Portfolios and to accept certain new Approved Borrowers and Approved Persons, each under the Agreement;

         Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the Agreement as follows:

I.       AMENDMENT TO THE AGREEMENT

         The Agreement is hereby amended by deleting Appendix A and Schedules 2 and 6 thereto, each in its entirety and substituting therefor Appendix A and Schedules 2 and 6 attached hereto.

II.      MISCELLANEOUS

1. Other than as amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Fund on behalf of each Portfolio hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

3. Upon receipt by BBH of a fully executed copy of this First Amendment, this First Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in Section 23 of the Agreement. This First Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same First Amendment.

BROWN BROTHERS HARRIMAN & CO.
AS AGENT


By:
   ----------------------------
Name:
Title:

NICHOLAS APPLEGATE INSTITUTIONAL FUNDS, on behalf of each Of the Portfolios listed on the attached Appendix A
AS FUND

By:
   ----------------------------
Name:
Title:

                                   APPENDIX A

PORTFOLIOS

Nicholas Applegate Convertible Fund
Nicholas Applegate Emerging Countries Fund
Nicholas Applegate Global Select Fund
Nicholas Applegate Global Health Care Fund
Nicholas Applegate Global Technology Fund
Nicholas Applegate High Yield Bond Fund
Nicholas Applegate International Core Growth Fund
Nicholas Applegate International Growth Opportunities Fund
Nicholas Applegate International Structured Fund
Nicholas Applegate U.S. Large Cap Select Growth Fund
Nicholas Applegate Value Opportunities Fund
Nicholas Applegate Large Cap Value Fund
Nicholas Applegate Worldwide Growth Fund

                                   SCHEDULE 2

APPROVED BORROWERS

ABN AMRO Incorporated
Barclays Capital Inc.
Bear, Stearns & Co. Inc.
Bear, Stearns Securities Corp.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
ING Financial Markets LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
MS Securities Services Inc.
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
UBS PaineWebber Inc.
UBS Warburg LLC

                                   SCHEDULE 6

                            LIST OF APPROVED PERSONS

For the Fund:                                          For the Agent:

Such persons so designated                             Christine A. Donovan
by the Fund from time to time                          Bonnie L. Hammerl
As Authorized Persons under the Custodian              Luke A. McCabe
Agreement                                              Lisa M. Lambert
                                                       Stephen F. Nazzaro
                                                       Mark H. Payson
                                                       Elizabeth A. Seidel
                                                       Lawrence M. Stein

             SECOND AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

         This Second Amendment to Securities Lending Agency Agreement is dated as of April 1, 2003 by and between Nicholas Applegate Institutional Funds, an open-end investment company (the "Fund") acting on behalf of each of the portfolios listed on the attached Appendix A (each a "Portfolio" and collectively, the "Portfolios") and Brown Brothers Harriman & Co. ("BBH").

         Whereas pursuant to a Securities Lending Agency Agreement dated as of August 1, 2001 by and between BBH and the Fund on behalf of each Portfolio, as amended to date (the "Agreement"), BBH has been appointed its lending agent for the purpose of lending securities to approved borrowers on behalf of the Fund acting on behalf of each Portfolio;

         Whereas the Fund and BBH have agreed to make certain modifications in the terms of the Agreement to reflect such changes together with such other modifications as the parties have agreed;

         Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the Agreement as follows:

I.       AMENDMENT TO THE AGREEMENT

         The Agreement is hereby amended by (i) deleting Schedule 7 thereto in its entirety and substituting therefor Schedule 7 attached hereto and (ii) deleting Schedule 7A in its entirety.

II.      MISCELLANEOUS

1. Other than as amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Fund on behalf of each Portfolio hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

3. Upon receipt by BBH of a fully executed copy of this Second Amendment, this Second Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in Section 23 of the Agreement. This Second Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Second Amendment.

BROWN BROTHERS HARRIMAN & CO.
AS AGENT


By:
   ----------------------------
Name:
Title:

NICHOLAS APPLEGATE INSTITUTIONAL FUNDS, on behalf of each Of the Portfolios listed on the attached Appendix A
AS FUND


By:
   ----------------------------
Name:
Title:

                                   APPENDIX A

PORTFOLIOS

Nicholas Applegate Convertible Fund
Nicholas Applegate Emerging Countries Fund
Nicholas Applegate Global Select Fund
Nicholas Applegate High Yield Bond Fund
Nicholas Applegate International Core Growth Fund
Nicholas Applegate International Growth Opportunities Fund
Nicholas Applegate International Structured Fund
Nicholas Applegate U.S. Large Cap Select Growth Fund
Nicholas Applegate Value Opportunities Fund
Nicholas Applegate Large Cap Value Fund
Nicholas Applegate Worldwide Growth Fund

                                   SCHEDULE 7

                              COMPENSATION TO AGENT
                                 CREDITS TO FUND

1.   COMPENSATION OF AGENT

For each cash collateralized loan effected hereunder, 25% of the difference between (i) the income earned on the investment of cash Collateral held with respect to such loan (after deduction of any custody, investment, management or related fees) and (ii) the Cash Collateral Fee (as defined in the applicable
SLA) paid to the borrower in respect of such loan.

For each non-cash collateralized loan effected hereunder, 25% of the Loan Fee (as defined in the applicable SLA) paid by the borrower with respect to such loan.

In addition, for each loan described above and effected hereunder, a transaction charge as set forth in Schedule 7A hereto shall apply to a delivery of a loan and the return of a loan.

2.   CREDITS TO THE FUND

For each cash collateralized loan effected hereunder, 75% of the difference between (i) the income earned on the investment of cash Collateral held with respect to such loan (after deduction of any custody, investment, management or related fees) and (ii) the Cash Collateral Fee (as defined in the applicable
SLA) paid to the borrower in respect of such loan.

For each non-cash collateralized loan effected hereunder, 75% of the Loan Fee (as defined in the applicable SLA) paid by the borrower with respect to such loan.

Such amounts shall be available as credits to the Fund to defray certain Fund expenses including but not limited to:

         custody fees and expenses
         fund accounting & admin fees and expenses transfer agent fees and expenses professional fees shareholder reporting fees and expenses registration fees insurance investment advisory fees and expenses transaction charges

Such credits shall be administered pursuant to Proper Instructions on behalf of the Funds.

             THIRD AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

     This Third Amendment to Securities Lending Agency Agreement is dated as of May , 2003 by and between Nicholas Applegate Institutional Funds, an open-end investment company (the "Fund") acting on behalf of each of the portfolios listed on the attached Appendix A (each a "Portfolio" and collectively, the "Portfolios") and Brown Brothers Harriman & Co. ("BBH").

     Whereas pursuant to a Securities Lending Agency Agreement dated as of August 1, 2001 by and between BBH and the Fund on behalf of each Portfolio, as amended to date (the "Agreement"), BBH has been appointed its lending agent for the purpose of lending securities to approved borrowers on behalf of the Fund acting on behalf of each Portfolio;

     Whereas the Fund has requested, and BBH has agreed, to make certain modifications to the terms of the Agreement to permit certain new Portfolios to appoint BBH as their lending agent under the Agreement.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the Agreement as follows:

I.   AMENDMENT TO THE AGREEMENT
     --------------------------

     The Agreement is hereby amended by deleting Appendix A thereto in its entirety and substituting therefor Appendix A attached hereto.

II.  MISCELLANEOUS
     -------------

1. Other than as amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Fund on behalf of each Portfolio hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

3. Upon receipt by BBH of a fully executed copy of this Third Amendment, this Third Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in Section 23 of the Agreement. This Third Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Third Amendment.

BROWN BROTHERS HARRIMAN & CO.
AS AGENT


By:____________________________
Name:
Title:

NICHOLAS APPLEGATE INSTITUTIONAL FUNDS, on behalf of each of the Portfolios listed on the attached Appendix A
AS FUND

By:____________________________
Name:
Title:

                                   APPENDIX A

Portfolios
----------

Nicholas Applegate Convertible Fund
Nicholas Applegate Emerging Countries Fund
Nicholas Applegate Global Select Fund
Nicholas Applegate High Yield Bond Fund
Nicholas Applegate International Core Growth Fund
Nicholas Applegate International Growth Opportunities Fund
Nicholas Applegate International Structured Fund
Nicholas Applegate U.S. Large Cap Select Growth Fund
Nicholas Applegate Value Opportunities Fund
Nicholas Applegate Large Cap Value Fund
Nicholas Applegate Worldwide Growth Fund
Nicholas Applegate U.S. Equity Growth Fund
Nicholas Applegate Emerging Growth Fund
Nicholas Applegate Growth Discovery Fund